Exhibit 10(j)
                 MET-PRO CORPORATION DIRECTOR'S RETIREMENT PLAN

     1.   PURPOSE OF THE PLAN.

          The Company recognizes that the Directors have performed all duties ably and well, to the satisfaction and benefit of inducement to the present Directors to continue to serve the Company, and in order to attract competent individuals as eventual replacements, the Company believes that it is in its best interests to provide the Directors with additional compensation pursuant to this Director's Retirement Plan (the "Plan").

     2.   CONTINUED SERVICE OF DIRECTOR - DIRECTOR'S FEES.

          The Company will continue to pay each Director for such person's services Director's fees and/or salaries at the rates and times mutually agreed upon between each Director and the Company, as approved by the Board of Directors of the Company.

     3.   ELIGIBILITY.

          A Director shall be eligible to participate in the Plan upon completing six (6) years of service as a Director. At the time a Director becomes eligible to participate in the Plan, the Director shall automatically acquire a vested right to not less than the amount and number of annual payments (the "Retirement Payments") for which such Director is then eligible under Section 4, subject, however, to the provisions of
     Section 5. Such right may not thereafter be reduced or curtailed excepting as provided elsewhere in the Plan, and shall be increased thereafter from year to year pursuant to the Plan or modifications thereof.

     4.   RETIREMENT PAYMENTS.

          (a) An eligible retired Director shall be entitled to an annual Retirement Payment of One Thousand Dollars ($1,000) times the number of full years of service as a Director, up to a maximum of Ten Thousand Dollars ($10,000). Such Retirement Payments shall continue for a period of years equal to such person's full years of service, up to a maximum of fifteen (15) Retirement Payments, subject, however to the provisions of Subsection 4(d) and Section 5 hereof.

          (b) A Director who has served as Chief Executive Officer of the Company ("CEO") for at least six (6) years shall receive additional Retirement Payments of One Thousand Dollars ($1,000) times the number of full years such person has served as an Officer and/or a Director, up to a maximum of Twenty Thousand Dollars ($20,000). Such Retirement Payments shall be made for a period of full years equal to such person's full years of service as an Officer and/or Director, but not for more than twenty (20) years. However, such payments shall terminate sooner upon such person's death or the death of such person's spouse, whichever last occurs, subject to the provisions of Subsection 4(d) and Section 5 hereof.

          (c)  The   Retirement   Payments   shall  be  paid  in  equal  monthly
     installments on the first day of the month, commencing with the month immediately following the date such participant ceases to be a Director or reaches age 70, whichever last occurs.

          (d) If a retired Director dies prior to payment of all the Retirement Payments to which such Director is entitled, the surviving spouse or, if there is no surviving spouse, to the Director's estate. For the purposes of this Section 4(d), "Director's estate" may include a living trust of which

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     the Director was a founder, if such trust is designated as the recipient by the Director in writing filed with the Company. If payment is made to the Director's estate, the unpaid Retirement Payments shall be paid in a lump sum within sixty (60) days after death. Such lump sum Retirement Payment shall be equal to ten annual Retirement Payments due pursuant to Subsection 4(a) and ten annual Retirement Payments under Section 4(b), if applicable, less the aggregate of Retirement Payments previously made to such Director under each applicable Subsection. If more than ten (10) annual Retirement Payments have been made under Subsection 4(a) and, if applicable, under
     Section 4(b) as well, no lump sum payment shall be due.

     5.   TERMINATION OF DIRECTOR SERVICES.

          (a) Nothing in this Plan shall confer upon anyone the right to be nominated, elected or re-elected as a Director or an Officer upon expiration of such person's term. Nothing in this Plan is meant to preclude the eight of a majority of the Board of Directors or the shareholders of the Company from terminating the services of a Director or an Officer for cause or otherwise.

          (b) If, before a Director's term expires, such Director is removed or resigns because of physical or mental incapacity, such Director shall be deemed to have completed the term for the purposes of Sections 3 and 4 hereof. In that case, years of service shall be computed to the date on which such person ceases to be a Director. In the case of a Director who is CEO but is removed or resigns because of mental or physical incapacity prior to completion of six years of service as CEO, he shall be entitled to the additional Retirement Payments provided in Section 4(b), based on the number of years of service as CEO. In such case, service for six (6) months or more during the final year shall be considered a full year of service.

          (c) If the Company should terminate the services of any Director by discharging such Director for malfeasance, dishonesty or such other similar bona fide cause as a majority of the Board of Directors deems sufficient, the Company shall have no future obligation to make any Retirement Payments whatsoever under this Plan.

          (d) In the event a Director who is a CEO is discharged or requested to resign by the Board of Directors for reasons other than those set forth in Subsections 5(b) or 5(c), such person shall have only the rights to Retirement Payments provided for in Section 4(a) hereof.

          (e) If a Director's services are terminated at or after a Change in Control (as defined in Section 6 hereof), the Director shall be entitled to an immediate lump sum payment of the Retirement Payments then applicable to such person's status pursuant to Subsection 4(a) and, if applicable, Subsection 4(b). A former Director who has retired prior to a Change in Control (or such Director's spouse, if such Director has died) shall be entitled to an immediate lump sum payment of all Retirement Payments to which such Director was entitled under Section 4 hereof and which have not yet been paid.

     6.   CHANGE IN CONTROL.

          For the purposes of this Plan, "Change of Control" shall be deemed to have occurred if:

          (a) Any "person" or "group of persons", which person or group of persons are not part of present Management and are acting on concert (as the term "person" is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Act")) becomes the "beneficial owner (as defined in Rule 13d-3 promulgated under the Act) directly or indirectly of securities of the Company representing thirty (30%) percent or more of the combined voting power of the Company's then outstanding securities; or,

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          (b) At any time  there  shall be a change  in the  composition  of the
     Company's Board of Directors resulting in a majority of such Directors as of the date hereof no longer constituting such a majority; provided, however, that in making any such determination as to change in composition, there shall be excluded any change where the new Director was elected by or upon the recommendation of such present majority; or

          (c) The approval by the stockholders of the Company of a reorganization, merger or consolidation, in each case, with respect to which persons who were stockholders of the Company immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own more than fifty (50%) percent of the combined voting power of the reorganized, merged or consolidated Company's then outstanding securities entitled to vote generally in the election of directors or with respect to a liquidation or dissolution of the Company or the sale of all or substantially all or the Company's assets.

     7.   NO OBLIGATION TO MAINTAIN RESERVES.

          The Company intends to execute an agreement with a Trustee (the "Trust Agreement") to hold, invest and disburse funds set aside for payments required under the Plan. However, contributions to the Trust by the Company shall be in the discretion of the Board of Directors. Nothing in this Plan shall create an obligation on the Company's part to set aside or earmark any monies or other assets specifically for the purposes of this Plan or to pay any specified amount to the Trust. To the extent that assets of the Trust are in sufficient to meet the Company's obligations under the Plan, such obligations will be paid out of the general funds of the Company.

     8.   UNSECURED CREDITOR'S STATUS AS TO PLAN ASSETS.

          All assets held in the Trust created with respect to this Plan shall be and remain subject to the claims of unsecured general creditors of the Company under federal and state law in the event of insolvency of the Company, as defined in Section 3(a) of the Trust Agreement.

     9.   ADMINISTRATION AND INTERPRETATION OF THE PLAN.

          (a) This document, the Trust Agreement executed by the Company, all agreements and awards executed by the Company and all amendments to such documents shall be deemed Plan Documents.

          (b) The Board of Directors shall administer the Plan, including without limitation: (i) Determination of amounts and duration of payments;
     (ii) Construing the Plan Documents and (iii) Determining procedures of implementing and administering the Plan.

          (c) The Plan Documents shall be interpreted and administered under and governed by the laws of the Commonwealth of Pennsylvania.

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